Consent of Independent Auditors


The Board of Directors
Cova Financial Life Insurance Company


We consent to the use of our reports on the financial statements of Cova Financial Life Insurance Company dated March 4, 1999, and on the financial statements of the sub-accounts of Cova Variable Annuity Account Five dated March 1, 1999, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information in the Pre-Effective Amendment
No. 1 to the Registration Statement (Form N-4, No. 333-90407) of Cova Variable Annuity Account Five.


                                                   /s/KPMG LLP
                                                      KPMG LLP



Chicago, Illinois
February 1, 2000